EXHIBIT 23.1   CONSENT OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
     21311 West Catawba Avenue, Suite 300, Cornelius, North Carolina  28031
               TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

                                October 28, 2003


Board of Directors
China World Trade Corporation
4th Floor, Goldlion Digital Network Center
138 Tiyu Road East
Tianhe, Guangzhou, Peoples' Republic of China

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.


                                          Very truly yours,


                                          /s/ Harold H. Martin
                                          --------------------
                                          Harold H. Martin

                                                  for
                                  Law Offices of Harold H. Martin, P.A.